UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12.

                                 NUI Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount Previously Paid:

          =---------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No:

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     3)   Filing Party:

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     4)   Date Filed:

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

                                Filed by NUI Corporation pursuant to Rule 14a-12
                                       under the Securities Exchange Act of 1934

The following is a transcript of a conference call held by NUI on August 18, 2004:

Participants in Solicitation

NUI and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of NUI in connection with the merger. Information about NUI's directors and executive officers and their ownership of NUI's common stock is included in NUI's Form 10-K, filed with the SEC on May 13, 2004. Additional information about the interests of NUI's participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement when it becomes available.

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                                                                Final Transcript

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Conference Call Transcript

NUI - Q3 2004 NUI Corporation Earnings Conference Call

Event Date/Time: Aug. 18. 2004 / 10:00AM ET
Event Duration: N/A

CORPORATE PARTICIPANTS
Linda Lennox
NUI Corporation - Director of IR

Craig Matthews
NUI Corporation - President and CEO

PRESENTATION
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Operator

Good day everyone and welcome to the NUI Corporation's third-quarter earnings conference call. Today's call is being recorded. For opening remarks and introductions, I would like to turn the call over to Ms. Linda Lennox.

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Linda Lennox  - NUI Corporation - Director of IR

Good morning everyone and welcome to NUI's earnings conference call for the third quarter of fiscal year 2004. I'm Linda Lenox, the Director of Investor Relations for NUI. Also with me today are Craig Matthews, our President and Chief Executive Officer; and Steve Overly, our Chief Financial Officer, General Counsel and Secretary.

As you know we had originally planned on issuing earnings and holding our conference call last Thursday and then decided to defer the call. As we stated in our press release, additional time was needed to further review the Company's accounting for deferred taxes. Before I turn the call over to Craig, please let me remind you that many of our comments constitute forward-looking statements including statements related to the sale of NUI Corporation and the anticipated additional financing. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could actual results to differ materially from those projected in the statements.

Factors that may make the actual results differ from the anticipated results include but are not limited to those factors set forth in NUI Corporation's Form 10k, Form 10-Q and other filings with the SEC; NUI's ability to consummate the sale and the time period anticipated or at all; the ability to obtain the regulatory and other approvals required for the transaction on the terms expected or on the anticipated schedule; the ability of NUI and NUI Utilities to satisfy the conditions precedent to obtaining and timing with respect to $95 million financing committed by an affiliate of Credit Suisse First Boston; the ability of NUI and NUI Utilities to amend and extend the respected credit facilities; the ability of NUI and NUI Utilities to receive waivers and amendments discussed herein; the timing and mailing of definitive proxy statements and the holding of NUI shareholder's meeting and other uncertainties, all of which are difficult to predict and some of which are beyond NUI Corporation's control.

For these reasons you should not rely on forward-looking statements when making investment decisions. The words expects, believe, project, anticipate intend, should, could, will and variations of such words and similar expressions are intended to identify forward-looking statements. NUI Corporation does not undertake any obligation to update publicly any forward-looking statements either as a result of new information, future events or otherwise.

At this time, I will turn the call over to Craig.

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Craig Matthews  - NUI Corporation - President and CEO

Thank you Linda and good morning everyone. I'd like to discuss financial results for the third quarter and 9 months rather quickly as I think everyone may be a little more interested in the progress we're making toward completing the sale of the Company to AGL Resources and obtaining the additional financing from Credit Suisse First Boston.

Our third-quarter net loss was $12.8 million or 80 cents a share this year versus a net loss of about 25 million or a $1.57 per share in the third quarter of last year. This is a quarter-over-quarter reduction in net loss of more than $12 million. The reduction primarily relates to an impairment charge of $20.3 million in last year's third quarter associated with the Company's decision to sell its telecommunications subsidiary, NUI Telecom.

It may be more relevant to talk about our results from continuing operations from the quarter. For the third quarter of this year we had a net loss from continuing operations of 11.5 million or 72 cents a share, compared to a loss of
3.7 million or 23 cents a share in the third quarter of last year. The reason for the increase in the third quarter loss which was about $8 million, pertains to a number of items; but primarily relates the costs associated with higher net interest expense during our higher -- due to our higher indebtedness and higher interest rates, higher O&M costs including bank fees and costs associated with selling the Company. And the fact that we are now out of some non-regulated businesses that were still producing good results last year at this time.

The year-to-date or 9 months results reflect a reduction of $37 million in income from continuing operations. For the 9 months ended June 30, we had a net loss from continuing operations of about $14.9 million or 93 cents a share, compared to a positive net income of about $22 million or $1.38 a share for the 9 months ended June 30th, 2003. The reasons for this significant swing are again related to higher net interest expense due to our higher indebtedness and higher interest rates and the fact that we are now out of non-regulated businesses that had produced some good results during the 9 months last year.

In addition to 2004 results also includes significant costs associated with first, the Focused Audit; 2, the investigation of our Wholesale Energy Trading Company; 3, the early extinguishment of debt; 4, selling the Company; and fifth, bank fees.

Now let me update you on the progress of our new credit facility and our progress with regard to the merger. First our financing.

Back in July we announced that we have received a committed from an affiliate of Credit Suisse First Boston for an aggregate of $95 million in additional credit facilities to provide us with additional liquidity through the close of the merger. We have received agreement with Credit Suisse First Boston and our existing lenders on the form of the credit agreements and the amendments required to document the financing. We have also submitted the documents to the New Jersey Board of Public Utilities for their approval. At this time we believe we have -- we will have the financing in place before the September 30th deadline.

As to the sale, since we announced on July 15 that AGL Resources would be acquiring us we have quickly started the approval process. We filed for the merger approval in New Jersey on July 30th, and the New Jersey Board of Public Utilities has committed to expedite its review of the transaction. We filed with the Virginia State Corporation commission on August 10th and will be filing with the Maryland Public Service Commission very shortly.

The requirement for Florida is somewhat different. In Florida, AGL Resources required to file with the Florida Public Service Commission within 10 days of the consummation of the merger notice stating that the tariffs charged by City Gas will continue to remain in effect. We expect to receive a waiver of that closing condition from AGL Resources related to the approval by the Florida public service commission.

On August 5th, we and AGL filed pre-merger notifications with the antitrust authorities pursuant to the Hart-Scott-Rodino Act. Unless the antitrust authorities request additional information, the waiting period will expire on or before September 7, 2004, as they have accepted our filing.

Our preliminary proxy was filed with the SEC on August 13. The information in the preliminary proxy is not complete and may change and I urge everyone to read the definitive proxy when it becomes available.

At this time we anticipate mailing the definitive proxy in September and holding the shareowner's annual meeting in mid to late October. AGL does not need shareowner approval of this transaction.

Lastly, under the Public Utility Holding Company Act, AGL must obtain SEC approval. They have filed a memorandum with the SEC and we and AGL met with the SEC staff on August 11th.

Based on everything we know today, we anticipate closing the transaction sometime between December of 2004 and March of 2005. Upon closing, NUI will then become a wholly-owned subsidiary of AGL.

In addition to the formal filings and approvals that we need we have formed a joint transition team that is planning for the post closing integration of NUI into AGL. The joint team includes seasoned representatives of both companies who are familiar with the inner workings in their respective organizations. The transition team has begun meeting to identify all the processes, information, assets and people necessary to assure that NUI's operations will be seamlessly integrated into AGL at the time of closing.

Following the acquisition announcement, Paula Rosput, as well as other officers of AGL accompanied me to all the primary locations that we own to meet with our employees and answer their questions. Utmost in our minds throughout this transition process is to ensure operations run smoothly and that upon closing the transition is seamless in the eyes of our customers.

At this time, we'd be happy to answer any of your questions.

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Linda Lennox  - NUI Corporation - Director of IR

Could you open the floor for questions please?

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Operator

Certainly. (OPERATOR INSTRUCTIONS)

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 Linda Lennox  - NUI Corporation - Director of IR

At this time we have no questions so we are going to conclude the call but if you have any questions after you've read through the 10-Q, as always, please feel free to give me a call back in the office.

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Operator

That concludes today's conference. The replay for today's conference will be available beginning today at 2 PM Eastern Time and will be available until August 19th at Midnight. To access the replay, please dial 888-203-1112 or 719-457-0820; with pass code, 351863. Thank you for participation and have a good day.

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